Exhibit 10.9

                  NATURAL GAS TECHNOLOGIES, INC.

                        PURCHASE AGREEMENT

THIS AGREEMENT, dated April 1, 1997, but effective October 11, 1996, is hereby entered into by and between Mobile Americlean, Ltd., 11535 Sundance Lane, Boca Raton, Florida 33428 (hereinafter referred to as "MAI"), and Natural Gas Technologies, Inc., 16775 Addison Road, #300, Dallas, Texas 75248 (hereinafter referred to as "NGT").

WHEREAS, MAI is the owner of certain personal property and license agreement to blend gasoline under a patented process (collectively hereinafter referred to as"Assets") and NGT wishes to acquire all or a part of those Assets for cash, stock and other good and valuable considerations.

NOW, THEREFORE both parties have agreed to the following regarding the sale and purchase of the Assets of MAI:

     1.   MAI does hereby sell the assets as follows:
       * The License Agreement and all rights thereunder to blend gasoline under the Americlean process. Valued at $360,000.
       *  The office furnishings and equipment.  Valued at $3,000.
       *  The blending tower and equipment.  Valued at $37,000

     2.   MAI does hereby agree to provide the following at the time of sale:
       * The assignment of the License Agreement and all rights thereunder to blend gasoline under the Americlean process.
       * A letter from legal counsel stating that MAI has a license to blend under the Americlean patented process in good standing.

     3. It is understood and agreed that NGT is assuming no liabilities associated with MAI or the previous operators of the Mobile Plant, legal fees, etc., with the purchase of these assets.

     4. NGT shall pay to MAI 50,000 shares (Fifty thousand) shares of the Company's Preferred Stock, Series B, and 100,000 shares in Common Stock.

     5. The rights of the Common and Preferred Shares of stock are outlined in Exhibit "A".


Mobile Americlean Ltd. 1
A Limited Partnership organized under the laws of the State of Florida by Mobile
Americlean, Inc. its General Partner.

BY: /S/ TERRENCE R. HUSTON                Secretary: /S/ T. R. HUSTON

    Terrence R. Huston, President

Natural Gas Technologies, Inc.
16775 Addison Rd., #300
Dallas, TX  75248

BY: /S/ BRENT A. WAGMAN                   Secretary: /S/ WARREN DONOHUE
  Brent A. Wagman, President